UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012
INDEPENDENCE TAX CREDIT PLUS L.P. IV
(Exact name of registrant as specified in its charter)

Delaware
(State or other Jurisdiction of Incorporation)

Delaware	0-17015	13-3809869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Church Street, New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

On July 16, 2012, Independence Tax Credit Plus L.P. IV (the “Company”) dismissed its independent registered public accounting firm, Friedman LLP, and on July 20, 2012 engaged Raich Ende Malter & Co. LLP (“Raich”) as the Company’s new independent registered public accounting firm.

During the Company’s fiscal years ended March 31, 2011 and March 31, 2012 and through the date of this Current Report on Form 8-K, the Company did not consult with Raich regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The audit report of Friedman LLP on the consolidated financial statements of the Company as of and for the fiscal years ended March 31, 2011 and March 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s consolidated financial statements for the fiscal years ended March 31, 2011 and March 31, 2012 and during each subsequent interim period through the date of this Current Report on Form 8-K, there were (i) no disagreements between the Company and Friedman LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Friedman LLP, would have caused Friedman LLP to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year or for any reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that Friedman LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of the letter from Friedman LLP is attached hereto as Exhibit 16.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
16.1	Letter from Friedman LLP to the Securities Exchange Commission, dated July 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1034, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE TAX CREDIT PLUS L.P. IV
(Registrant)

		By:	Related Independence L.L.C.
General Partner

Date:	July 20, 2012		By:	/s/ Robert A. Pace
Robert A. Pace
Chief Financial Officer and Principal Accounting Officer